UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

FORM 8-K
CURRENT REPORT
Pursuant to Section 13 or 15(d) of
The Securities Exchange Act of 1934
Date of Report (Date of earliest event reported)
June 20, 2016

Rocket Fuel Inc.
(Exact name of registrant as specified in its charter)

Delaware	001-36071	30-0472319
(State or other jurisdiction of incorporation)	(Commission File Number)	(IRS Employer Identification No.)

1900 Seaport Blvd.
Redwood City, CA 94063
(Address of principal executive offices, including zip code)
(650) 595-1300
(Registrant’s telephone number, including area code)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):
[ ] Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)
[ ] Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)
[ ] Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))
[ ] Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 1.01    Entry into a Material Definitive Agreement.

On June 21, 2016, Rocket Fuel Inc. (the “Company”) entered into that certain Third Amendment, dated as of June 21, 2016 (the “Third Amendment”), to Second Amended and Restated Revolving Credit and Term Loan Agreement, dated as of December 31, 2014, as amended by that certain First Amendment thereto, dated as of March 13, 2015, and as further amended by that certain Second Amendment thereto, dated as of March 10, 2016 (the “Credit Agreement”), by and among the Company, the lenders party thereto and Comerica Bank, as administrative agent for the lenders. The Third Amendment provides for a change in the definition of the eligible accounts receivable for the revolving line of credit by including certain Canadian accounts receivable and up to $12.0 million of certain credit-insured international (other than Canadian) accounts receivable.

The foregoing description of the Third Amendment is qualified in its entirety by reference to the complete copy of the Third Amendment, which is filed as Exhibit 10.1 to this Current Report on Form 8-K and is incorporated by reference herein.

Item 4.01    Changes in Registrant’s Certifying Accountant.

On June 20, 2016, the Audit Committee of the Board of Directors of the Company approved the dismissal of Deloitte & Touche LLP (“Deloitte & Touche”) and appointed BDO USA, LLP (“BDO”) as the Company’s new independent registered public accounting firm.

The Company notified Deloitte & Touche of its dismissal on June 20, 2016. The reports of Deloitte & Touche on the Company’s financial statements for the fiscal years ended December 31, 2015 and December 31, 2014 did not contain an adverse opinion or a disclaimer of opinion and were not qualified or modified as to uncertainty, audit scope or accounting principles.

During the fiscal years ended December 31, 2015 and December 31, 2014, and in the subsequent interim period through June 20, 2016, (i) there were no disagreements with Deloitte & Touche on any matter of accounting principles or practices, financial statement disclosure or auditing scope and procedure which disagreements, if not resolved to the satisfaction of Deloitte & Touche, would have caused Deloitte & Touche to make reference thereto in its reports, and (ii) there were no “reportable events” (as such term is defined in Item 304(a)(i)(v) of Regulation S-K promulgated under the Securities Exchange Act of 1934, as amended (“Regulation S-K”)).

The Company provided Deloitte & Touche with a copy of the foregoing disclosures and requested Deloitte & Touche to furnish the Company with a letter addressed to the Securities and Exchange Commission stating whether or not it agrees with the above disclosures. A copy of the letter, dated June 20, 2016, furnished pursuant to that request is filed as Exhibit 16.1 to this Current Report on Form 8-K.

During the fiscal years ended December 31, 2015 and December 31, 2014, and during the subsequent interim period through June 20, 2016, the Company did not consult BDO regarding the application of accounting principles to a specified transaction, either completed or proposed, or the type of audit opinion that might be rendered on the Company’s financial statements, or any matter that was either the subject of a “disagreement” with its former accountants or a “reportable event” as those terms are defined in Item 304 of Regulation S-K.

Item 9.01 Financial Statements and Exhibits.

(d) Exhibits.

Exhibit No.	Description
10.1
Third Amendment, dated as of June 21, 2016, to Second Amended and Restated Revolving Credit and Term Loan Agreement, dated as of December 31, 2014, as amended by that certain First Amendment thereto, dated as of March 13, 2015, and as further amended by that certain Second Amendment thereto, dated as of March 10, 2016, by and among the Company, the lenders party thereto and Comerica Bank, as administrative agent for the lenders.

16.1	Letter from Deloitte & Touche LLP to the Securities and Exchange Commission regarding a change in certifying accountant.

SIGNATURES
Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

ROCKET FUEL INC.

By:	/s/ Rex S. Jackson
Rex S. Jackson
Chief Financial Officer
Date: June 22, 2016

EXHIBIT INDEX

Exhibit No.	Description
10.1
Third Amendment, dated as of June 21, 2016, to Second Amended and Restated Revolving Credit and Term Loan Agreement, dated as of December 31, 2014, as amended by that certain First Amendment thereto, dated as of March 13, 2015, and as further amended by that certain Second Amendment thereto, dated as of March 10, 2016, by and among the Company, the lenders party thereto and Comerica Bank, as administrative agent for the lenders.

16.1	Letter from Deloitte & Touche LLP to the Securities and Exchange Commission regarding a change in certifying accountant.